Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the inclusion in this Form 10-K, and to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123882) of Benjamin Franklin Bancorp, Inc. (the “Company”), of our report dated March 8, 2006 with respect to the consolidated financial statements of the Company as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005.
/s/   Wolf & Company, P.C.

Boston, Massachusetts

March 23, 2006